Exhibit 4. 1

[LEGEND] NUMBER J	JER Investors Trust Inc.	[LEGEND] SHARES

CUSIP NO:
	SHARES OF COMMON STOCK	SEE REVERSE FOR IMPORTANT NOTICE
INCORPORATED IN THE	$.01 Par Value per share	ON TRANSFER RESTRICTIONS
STATE OF MARYLAND		AND OTHER INFORMATION

This Certifies that

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF

JER Investors Trust Inc.

(the “Corporation”) transferable on the books of the Corporation by the holder hereof in person or by its duly authorized Attorney upon surrender of this certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the charter of the Corporation (the “Charter”) and the Bylaws of the Corporation and any amendments thereto.

CERTIFICATE OF STOCK

This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated , 200[ ]		[LEGEND]

	[LEGEND] JER Investors Trust Inc.	PRESIDENT
COUNTERSIGNED AND REGISTERED:	SEAL	[LEGEND]
AMERICAN STOCK TRANSFER & TRUST COMPANY	STATE OF MARYLAND
(NEW YORK, N.Y.) TRANSFER AGENT
AND REGISTRAR		SECRETARY

BY:
AUTHORIZED SIGNATURE

IMPORTANT NOTICE

The Corporation will furnish to any stockholder, on request and without charge, a full statement of the information required by Section 2-21l(b) of the Corporations and Associations Article of the Annotated Code of Maryland with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation has authority to issue and, if the Corporation is authorized to issue any preferred or special class in series, (i) the differences in the relative rights and preferences between the shares of each series to the extent set, and (ii) the authority of the Board of Directors to set such rights and preferences of subsequent series. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Charter of the Corporation, a copy of which will be sent without charge to each stockholder who so requests. Such request must be made to the Secretary of the Corporation at its principal office or to the Transfer Agent.

The shares represented by this certificate are subject to restrictions on Beneficial and Constructive Ownership and Transfer for the purpose of the Corporation’s maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended (the “Code”). Subject to certain further restrictions and except as expressly provided in the Corporation’s Charter, (i) no Person may Beneficially or Constructively Own shares of the Corporation’s Common Stock in excess of 9.8 percent of the value of the total outstanding shares of Capital Stock of the Corporation, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (ii) no Person may Beneficially or Constructively Own Capital Stock of the Corporation that would result in the Corporation being “closely held” under Section 856(h) of the Code or otherwise cause the Corporation to fail to qualify as a REIT; and (iii) no Person after January 29, 2005, may Transfer any Beneficial Ownership or Constructive Ownership of shares of Capital Stock if such Transfer would result in the Capital Stock of the Corporation being owned by fewer than 100 Persons. Any Person who Beneficially or Constructively Owns or attempts to Beneficially or Constructively Own shares of Capital Stock which causes or will cause a Person to Beneficially or Constructively Own shares of Capital Stock in excess or in violation of the above limitations must immediately notify the Corporation. If any of the restrictions on transfer or ownership are violated, the shares of Capital Stock represented hereby will be automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries. In addition, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in this legend have the meanings defined in the Corporation’s Charter, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Capital Stock of the Corporation on request and without charge.

Prior to the date (i) the shares represented by this certificate qualify as a class of Publicly Offered Securities or (ii) the issuer complies with another available exception under the Plan Assets Regulation issued by the Department of Labor, the sale, transfer or disposition of the shares represented by this certificate or interest therein will not be permitted unless, following such sale, transfer or disposition, no such share or interest therein is held by any (a) Employee Benefit Plan (as defined in Section 3(3) of ERISA), that is subject to Title 1 of ERISA; (b) plan described in Section 4975 of the Internal Revenue Code that is subject to Section 4975 of the Internal Revenue Code; (c) entity whose underlying assets include the investment of assets by a plan described in (a) or (b) in such entities; or any (d) entity that otherwise constitutes a Benefit Plan Investor within the meaning of the Plan Assets Regulation that is subject to Title 1 of ERISA or Section 4975 of the Internal Revenue Code.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — TEN ENT — JT TEN —	as tenants in common its tenants by the entireties as joint tenants with right of survivorship and not as tenants in common	UNIF GIFT/TRANS MIN ACT- Custodian
(Cust) (Minor)
under Uniform Gifts/Transfers to Minors
Act
(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE [LEGEND]

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

                                                                                                                                                 Shares

of beneficial interest represented by the within Certificate, and do hereby irrevocably constitute and appoint

                                                                                                                                                 Attorney

to transfer the said shares on the books of the within named Trust with full power of substitution in the premises.

Dated

NOTICE:	THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE(S) GUARANTEED

By

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION, (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM PURSUANT TO S.E.C. RULE 17Ad-15.